EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                 101/4% SENIOR SUBORDINATED NOTES DUE 2008 IN
              EXCHANGE FOR REGISTERED 101/4% SENIOR SUBORDINATED
                                NOTES DUE 2008

                                      OF

                                  NEFF CORP.


     This form must be used to accept the Exchange Offer of Neff Corp. (the
"Company") made pursuant to the Prospectus dated         , 1998 (the
"Prospectus") if certificates for the 101/4% Senior Subordinated Notes due 2008 (the "Old Notes") of the Company are not immediately available or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.


                  The Exchange Agent for the Exchange Offer is:

                        STATE STREET BANK & TRUST COMPANY



BY MAIL:                                  OVERNIGHT COURIER:
State Street Bank & Trust Company         State Street Bank & Trust Company
Corporate Trust Department                Corporate Trust Department
P.O. Box 778                              Two International Place
Boston, Massachusetts 02102               Boston, Massachusetts 02110
Attention: Kellie Mullen                  Attention: Kellie Mullen

BY HAND IN NEW YORK (AS DROP AGENT):      BY HAND IN BOSTON:
State Street Bank & Trust Company, N.A.   State Street Bank & Trust Company
61 Broadway                               Two International Place
15th Floor, Corporate Trust Window        Fourth Floor, Corporate Trust Department
New York, New York 10006                  Boston, Massachusetts 02110

FACSIMILE TRANSMISSION:                   CONFIRM BY TELEPHONE:
(For Eligible Institutions Only)          (617) 664-5314
(617) 664-5290

     Delivery of this instrument to an address, or transmission of instructions via a facsimile, other than as set forth above, does not constitute a valid delivery.


     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:


     The undersigned hereby tenders to Neff Corp., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the
"Exchange Offer"), receipt of which is hereby acknowledged,           (number
of Old Notes) Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.


           NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.



 CERTIFICATE NO(S). FOR OLD NOTES                  NAME(S) OF RECORD HOLDER(S)
           (IF AVAILABLE)
-----------------------------------               -----------------------------

___________________________________   __________________________________________
                                                      Authorized Signature

___________________________________   __________________________________________
                                                      Please Print or Type

                                      Address___________________________________

                                             ___________________________________

                                      Area Code & Tel. No.______________________

                                      Signature(s)______________________________

                                                  ______________________________

                                      Dated:____________________________________

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                      Please print name(s) and addresses)


Name(s):________________________________________________________________________

Capacity:_______________________________________________________________________

Address(es):____________________________________________________________________


     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act,
(b) represents that such tender of Old Notes complies with Rule l0b-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three business days after the date of the execution of the Notice of Guaranteed Delivery . The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.



Name of Firm_______________________       ______________________________________
                                                     Authorized Signature

Address____________________________       Name__________________________________
                                                     Please Print or Type
       ____________________________       Title_________________________________
             Zip Code

Area Code and Tel. No._____________       Date__________________________________

Dated:_____________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR
      LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE BUSINESS DAYS AFTER THE DATE OF THE EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.